As filed with the Securities and Exchange Commission on February 19, 2010
Registration No. 333-____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

NOTIFY TECHNOLOGY CORPORATION
(Exact name of Registrant as specified in its charter)

California	77-0382248
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1054 S. De Anza Blvd., Suite 202
San Jose, California  95129
(408) 777-7920
(Address, including zip code and telephone number, of principal executive offices)

NOTIFY TECHNOLOGY CORPORATION 2008 EQUITY INCENTIVE PLAN
(Full title of the plan)

Paul F. DePond
Chairman of the Board, President and Chief Executive Officer
Notify Technology Corporation
1054 S. De Anza Blvd., Suite 202, San Jose, CA  95129
(Name and address of agent for service)

(408) 777-7920
(Telephone number, including area code, of  agent for service)

Copy to:
Chris F. Fennell, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
(650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Non-accelerated filer ☐ (do not check if a smaller reporting company	Accelerated filer ☐ Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Maximum Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock ($0.001 par value) to be issued under the 2008 Equity Incentive Plan	2,317,000	$0.201	$465,717	$42.88

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2008 Equity Incentive Plan (the “2008 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of common stock.

(2)
Estimated in accordance with Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee.  The price of $0.201 represents the weighted average exercise price based on (i) the weighted average exercise price of $0.14 per share for previously issued and outstanding options to purchase a total of 1,750,014 shares of Common Stock under the 2008 Plan and (ii) $0.390 per share (the average of the high and low reported prices of Common Stock on the Over-the-Counter  Bulletin Board on February 16, 2010) for 566,986 shares of Common Stock reserved for issuance under the 2008 Plan.  The price in (ii) of the preceding sentence is being used because the exercise prices of options to be granted in the future are not currently determinable.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

Notify Technology Corporation (the “Company” or “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission:

(a) The Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009, filed on December 29, 2009, as amended on December 30, 2009.

(b) All other reports filed pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Company’s latest Annual Report referred to in (a) above.

(c) The description of the Company’s common stock contained in the Company’s Registration Statement No. 000-23025 on Form 8-A, filed on August 22, 1997, and any other amendments or reports filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement, and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Section 317 of the California Corporation Code authorizes a court to award, or a corporation’s Board of Directors to grant, indemnity to any person who is or was a director or officer in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.  The Company’s Articles of Incorporation and Bylaws provide for indemnification of the Company’s directors, officers, employees and other agents to the maximum extent permitted under California law.  In addition, the Company has entered into Indemnification Agreements with its officers and directors that provide the maximum indemnification permitted under California law.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit Number	Description

4.1
Instruments Defining the Rights of Shareholders.  Reference is made to the Company’s Registration Statement No. 000-23025 on Form 8-A, together with the amendments and exhibits thereto, which is incorporated herein by reference pursuant to Item 3(c) to this Registration Statement.

5.1	Opinion and consent of Wilson Sonsini Goodrich & Rosati, P.C.

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in Exhibit 5.1 hereto)

24.1	Power of Attorney (contained on signature page)

99.1*	Notify Technology Corporation 2008 Equity Inventive Plan

*  Exhibit 99.1 is incorporated by reference herein to Exhibit 10.36 to the Annual Report on Form 10-K for the fiscal year ended September 30, 2009, filed on December 29, 2009.

Item 9. Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on February 16, 2010.

NOTIFY TECHNOLOGY CORPORATION

By:	/ Gerald W. Rice
Gerald W. Rice, Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul F. DePond and Gerald W. Rice and each one of them, acting individually and without the other, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul F. DePond	President, Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)	February 10, 2010
Paul F. DePond

/s/ Gerald W. Rice	Chief Financial Officer (Principal Financial and Accounting Officer)	February 10, 2010
Gerald W. Rice

/s/ David A. Brewer	Director	February 10, 2010
David A. Brewer

/s/ Mark Frappier	Director	February 10, 2010
Mark Frappier

INDEX TO EXHIBITS

Exhibit Number	Description

4.1
Instruments Defining the Rights of Shareholders.  Reference is made to the Company’s Registration Statement No. 000-23025 on Form 8-A, together with the amendments and exhibits thereto, which is incorporated herein by reference pursuant to Item 3(c) to this Registration Statement.

5.1	Opinion and consent of Wilson Sonsini Goodrich & Rosati, P.C.

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in Exhibit 5.1 hereto)

24.1	Power of Attorney (contained on signature page)

99.1*	Notify Technology Corporation 2008 Equity Inventive Plan

*  Exhibit 99.1 is incorporated by reference herein to Exhibit 10.36 to the Annual Report on Form 10-K for the fiscal year ended September 30, 2009, filed on December 29, 2009.